Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Felix E. Wright, David S. Haffner, Matthew C. Flanigan, and Ernest C. Jett, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) the Registration Statements on Form S-8 with respect to securities (including the Corporation’s common stock, $.01 par value and the Preferred Stock Purchase Rights attached to and trading with such Common Stock) to be sold pursuant to the Leggett & Platt, Incorporated 1989 Flexible Stock Plan and the Leggett & Platt, Incorporated Stock Bonus Plan and any and all amendments to either registration statement, including post-effective amendments, and all documents and instruments necessary or advisable in connection with either registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ FELIX E. WRIGHT Felix E. Wright	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2004

/s/ MATTHEW C. FLANIGAN Matthew C. Flanigan	Vice President and Chief Financial Officer (Principal Financial Officer)	February 11, 2004

/s/ WILLIAM S. WEIL William S. Weil	Vice President – Corporate Controller (Principal Accounting Officer)	February 11, 2004

/s/ HARRY M. CORNELL, JR. Harry M. Cornell, Jr.	Director	February 11, 2004

/s/ RAYMOND F. BENTELE Raymond F. Bentele	Director	February 11, 2004

/s/ RALPH W. CLARK Ralph W. Clark	Director	February 11, 2004

/s/ ROBERT TED ENLOE, III Robert Ted Enloe, III	Director	February 11, 2004

/s/ RICHARD T. FISHER Richard T. Fisher	Director	February 11, 2004

/s/ KARL G. GLASSMAN Karl G. Glassman	Director	February 11, 2004

/s/ DAVID S. HAFFNER David S. Haffner	Director	February 11, 2004

/s/ JUDY C. ODOM Judy C. Odom	Director	February 11, 2004

/s/ MAURICE E. PURNELL, JR. Maurice E. Purnell, Jr.	Director	February 11, 2004